UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, CompuCredit Corporation (the “Company”) entered into an Amended and Restated Employment Agreement with J.Paul Whitehead, III, its Chief Financial Officer (the “Agreement”). The Agreement amends and restates the Employment Agreement, dated as of August 29, 2002, by and between the Company and Mr. Whitehead.

Pursuant to the terms of the Agreement, Mr. Whitehead will serve as the Chief Financial Officer of the Company. The initial term of the Agreement will expire on October 16, 2008, unless sooner terminated in accordance with the terms of the Agreement. Upon expiration, the term of the Agreement will be automatically extended month by month upon the same terms and conditions until terminated in accordance with the Agreement. The Agreement may be terminated by either party upon the complete disability of Mr. Whitehead, by the Company for Cause (as defined in the Agreement) or by Mr. Whitehead for Good Reason (as defined in the Agreement).

During the term of the Agreement, Mr. Whitehead shall receive an annual salary of $400,000, and be entitled to receive certain restricted stock grants. Mr. Whitehead also will have the right to participate in any employee benefit plans or other fringe benefits adopted by the Company for its officers and/or other key management employees or as a part of the Company’s regular compensation structure for its employees.

If the Agreement is terminated by the Company for any reason other than Cause or by Mr. Whitehead for Good Reason, Mr. Whitehead is entitled to receive his then current base salary for the greater of the remainder of the initial term of the Agreement or twelve months from the termination date, plus an amount equal to the largest cash bonus received by Mr. Whitehead during the term of the Agreement and prior to the termination date. Mr. Whitehead also will become completely vested in all restricted stock, stock options and benefit plans maintained by the Company and will have up to one year to exercise any options or similar equity-based compensation arrangements.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit 10.1†	Amended and Restated Employment Agreement, dated as of January 12, 2006, by and between CompuCredit Corporation and J.Paul Whitehead, III

†	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: January 17, 2006	By:	/s/ J. Paul Whitehead, III
J. Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

January 17, 2006

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Amended and Restated Employment Agreement, dated as of January 12, 2006, by and between CompuCredit Corporation and J. Paul Whitehead, III	X